Exhibit  I  to  Report  of  Independent  Accountants


                  Management's Assertion Concerning Compliance
                    with the USAP Minimum Servicing Standards

September  5,  2003

As of and for the year ended June 30, 2003, Vanderbilt Mortgage and Finance, Inc. (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Banker ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $6,000,000 and $6,000,000, respectively.


By:      /s/  Kevin  Clayton
        --------------------
        Kevin  Clayton
        President  and  Chief  Operations  Officer

By:      /s/  Amber  Krupacs
        --------------------
        Amber  Krupacs
        Executive  Vice  President  and  Chief  Financial  Officer

By:      /s/  Paul  Nichols
        -------------------
        Paul  Nichols
        Executive  Vice  President  of  Loan  Servicing

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